AMENDMENT NUMBER FOUR

                             WATTS INDUSTRIES, INC.

                     RETIREMENT PLAN FOR SALARIED EMPLOYEES


WHEREAS, Watts Industries, Inc. (the "Sponsoring Employer") established the Watts Industries, Inc. Retirement Plan For Salaried Employees (the "Plan") which was amended and restated effective as of January 1, 1994;

WHEREAS, pursuant to Section 13.01 of the Plan, the Sponsoring Employer reserved the right to amend the Plan; and

WHEREAS, the Sponsoring Employer desires to amend the Plan to reflect the sale of Henry Pratt Company and James Jones Company and for other administrative matters.

NOW, THEREFORE, except as otherwise provided, the Plan is hereby amended effective September 4, 1996 as follows:

1. Section 1.16 of the Plan is amended by deleting James Jones Company and Henry Pratt Company from the list of entities which are considered to be an "Employer".

2. Section 1.16 of the Plan is amended effective July 1, 1996 by adding Webster Valve, Inc. to the list of entities which are considered to be an "Employer".

3. Section 3.01(b)(ii) is amended by deleting that last sentence thereof and substituting the following in its place:

            "Service for benefit accrual purposes shall begin on or after January 1, 1987 and shall end on the earlier of September 4, 1996 or the date a Participant terminates his Service."

4. Section 3.01(b)(viii) is amended by deleting the last sentence thereof and substituting the following in its place:

             "Service  for  benefit  accrual  purposes  shall  begin on or after
            October 1, 1993 and shall end on the earlier of September 4, 1996 or the date a Participant terminates his Service."

5. Section 6.02 is amended by adding the following new paragraph to the end thereof:

      (c) Effective September 4, 1996, a Participant who is an Employee of Henry Pratt Company of James Jones Company on September 4, 1996 shall be 100% vested and shall be entitled to a deferred vested benefit commencing on his Normal Retirement

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            Date equal to his Accrued Normal  Retirement  Benefit  determined in accordance with the provisions of Section 6.021(c).

6. Effective January 1, 1996, Section 2.05 is amended by adding the following sentence to the end thereof:

            "During any computation period in which an Eligible Employee's Hours of Service cannot be determined, the Eligible Employee shall be credited with 190 Hours of Service for each month during such period in which he or she completes one Hour of Service."

7. Section 5.032, as amended by Amendment Number One, is hereby clarified by deleting the third paragraph thereof and inserting the following in its place:

            "Notwithstanding the above, in the case of a Participant whose Compensation for a Plan Year beginning prior to January 1, 1994 exceeded $150,000, such Participant's Accrued Benefit shall not be less than an amount equal to the sum of his or her Accrued Benefit determined as of December 31, 1993 plus an amount equal to the Participant's Accrued Benefit determined in accordance with the provisions of this Section 5.032 based on Years of Benefit Service earned by the Participant after December 31, 1993."


IN WITNESS WHEREOF, Watts Industries, Inc. has caused this instrument to be executed by its authorized officer and its seal affixed hereto this ____ day of ___________ , 1996.


                             WATTS INDUSTRIES, INC.


                     By:___________________________________